Exhibit 99.1

Revance Reports Second Quarter 2021 Financial Results,
Provides Corporate Update
–Q2 revenue for the RHA® Collection of dermal fillers of $17.0 million
–Aesthetic accounts increased to over 2,000 from over 1,500 in the prior quarter
–Fintech payment processing volume run-rate increased to over $500 million in Q2
–U.S. Food and Drug Administration (FDA) pre-approval inspection initiated in June, with approval of DaxibotulinumtoxinA for Injection for the treatment of glabellar lines anticipated in second half 2021
–Conference call and webcast today at 4:30 p.m. ET

NASHVILLE, Tenn., August 5, 2021 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company focused on innovative aesthetic and therapeutic offerings, today reported financial results for the second quarter ended June 30, 2021 and provided a corporate update.

Financial Highlights

•Revenue for the second quarter 2021 totaled $18.8 million compared to $0.3 million for the second quarter 2020. Revenue for the six months ended June 30, 2021 was $32.1 million compared to $0.4 million for the same period in 2020. The increase was due to sales resulting from the commercial expansion of the RHA® Collection of dermal fillers and revenue generated from the fintech platform. Revenue for the second quarter 2021 included $17.0 million of product revenue from sales of the RHA® Collection of dermal fillers, $1.4 million of collaboration revenue and $0.4 million of service revenue from the fintech platform.

•Selling, general and administrative (SG&A) expenses for the three and six months ended June 30, 2021 were $50.6 million and $99.6 million compared to $29.6 million and $50.8 million for the same periods in 2020, respectively, calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The increase was primarily due to sales and marketing expenses related for the RHA® Collection of dermal fillers, pre-commercial preparation activities for DaxibotulinumtoxinA for Injection and other fintech acquisition integration related expenses. SG&A expenses include depreciation and amortization and stock-based compensation. Excluding these expenses, non-GAAP SG&A expenses were $42.4 million and $83.2 million for the three and six months ended June 30, 2021, respectively.

•Research and development (R&D) expenses for the three and six months ended June 30, 2021, were $29.4 million and $56.7 million compared to $27.1 million and $66.9 million for the same periods in 2020, respectively. Key drivers of the change were due to lower costs incurred by clinical trial and regulatory costs, offset by costs related to pre-commercial manufacturing and fintech platform development. R&D expenses include depreciation and amortization and non-cash stock-based compensation. Excluding these expenses, non-GAAP R&D expenses were $24.9 million and $48.4 million for the three and six months ended June 30, 2021, respectively.

•Total operating expenses for the three and six months ended June 30, 2021 were $89.1 million and $172.5 million compared to $57.4 million and $118.4 million for the same periods in 2020, respectively. Excluding costs of revenue, depreciation and amortization and stock-based compensation, non-GAAP operating expenses were $67.3 million and $131.6 million for the three and six months ended June 30, 2021, respectively.

•Net loss for the three and six months ended June 30, 2021 was $72.2 million and $143.8 million compared to $60.6 million and $122.5 million for the same periods in 2020, respectively.

•Cash, cash equivalents and short-term investments as of June 30, 2021 were $336.3 million.

“We are pleased to deliver our third consecutive quarter of growth, highlighted by the $17.0 million in RHA® Collection sales, a steady increase in aesthetic accounts and the continued ramp up in payment processing volume. These results reflect both our ability to execute on our strategy and the broader strength of the aesthetics market, especially during seasonally busy periods such as the second quarter. We are also pleased to be beta testing our next-generation fintech platform and successfully processing payments as a PayFac. Our team is looking forward to the full launch of our fintech services platform in the fourth quarter of this year,” said Mark Foley, President and Chief Executive Officer of Revance.

Foley continued, “The FDA initiated their pre-approval inspection of our manufacturing facility in June, and we continue to anticipate approval of DaxibotulinumtoxinA for Injection for the treatment of glabellar lines in 2021. We are actively preparing for the launch and once approved, expect DaxibotulinumtoxinA for Injection to underpin our aesthetics franchise and set the standard for neuromodulator performance in therapeutic indications. In the second half of this year, we look forward to the topline results from our ASPEN-OLS Phase 3 open-label, long-term safety study of DaxibotulinumtoxinA for Injection for the treatment of cervical dystonia, as well as an end-of-Phase 2 meeting with the FDA to discuss DaxibotulinumtoxinA for Injection for the treatment of adult upper limb spasticity.”

Second Quarter Highlights and Subsequent Updates

Aesthetics Franchise

•RHA® Collection revenue totaled $17.0 million for the second quarter 2021. Strong sales were driven by increased account penetration, supported by seasonality patterns and continued strength in the aesthetics market. The number of aesthetic accounts across the RHA® Collection and the fintech platform increased from over 1,500 in the first quarter to over 2,000 in the second quarter.

•Fintech payment processing volume run-rate increased to over $500 million in the second quarter 2021. The increase in processing volume run-rate was driven by account penetration and a more streamlined sales and customer acquisition process.

•Payment facilitator (PayFac) integration for the next-generation fintech platform. The company completed PayFac integration for its next-generation fintech platform and is currently in the process of beta testing the new platform which is expected to be launched in the fourth quarter 2021.

•Status of the Biologics License Application (BLA) for DaxibotulinumtoxinA for Injection in the treatment of glabellar lines. Consistent with the company’s previous disclosure on the status of the pre-approval inspection, the FDA initiated the inspection of the company’s manufacturing facility in June 2021. Revance continues to anticipate receiving approval for DaxibotulinumtoxinA for Injection in 2021 and is actively building inventory and preparing for commercial launch.

•Expanded leadership in aesthetic fintech services segment. Subsequent to the quarter-end and as part of the company’s commitment to continue developing and innovating its aesthetics services offering, the company appointed Käthe Anchel as the General Manager of Financial Services. Ms. Anchel brings over 20 years of experience in designing and building successful consumer products in payments, eCommerce, and financial services at leading companies including Umpqua Bank, Citigroup and PayPal.

Corporate Highlights

•Advancement in international partnership with Shanghai Fosun Pharmaceutical Industrial Development Co. (Fosun Pharma Industrial). In April, the company announced that Fosun Pharma Industrial enrolled their first patients in two separate Phase 3 trials of DaxibotulinumtoxinA for Injection in China for the potential treatment of glabellar lines and cervical dystonia.

•Expanded leadership in therapeutics franchise. As a result of the company’s progress in its clinical trial programs, including the successful completion of the ASPEN-1 Phase 3 trial of DaxibotulinumtoxinA for Injection in cervical dystonia, the company continued to strengthen the commercial foundation of its therapeutics franchise in preparation for launch, following approval. Subsequent to the quarter-end, the company appointed Rob Bancroft as General Manager of Therapeutics. Mr. Bancroft brings more than 25 years of experience in the healthcare and life sciences industries including a strong background in the toxin space. At Allergan, Mr. Bancroft led a global pipeline development strategy for BOTOX®, laying the groundwork for expansion investments such as spasticity, migraine and neurogenic/overactive bladder. He was most recently the Chief Executive Officer of QMENTA and was also the Executive Vice President of Healthpoint Biotherapeutics.

Near-Term Milestone Expectations

Aesthetics Franchise:

•FDA approval of DaxibotulinumtoxinA for Injection for the treatment of glabellar lines anticipated in 2021.

•The commercial launch of the company’s next-generation fintech platform in the fourth quarter 2021.

•Our partner, Teoxane SA, has submitted the pre-market approval application for RHA® 1 for perioral (lip) lines and anticipates FDA approval in the second half 2021.

Therapeutics Franchise:

•Topline results from the ASPEN-OLS Phase 3 open-label, long-term safety study of DaxibotulinumtoxinA for Injection for the treatment of cervical dystonia expected in the second half 2021.

•End-of-Phase 2 meeting with the FDA anticipated in the second half 2021 for DaxibotulinumtoxinA for Injection for the treatment of adults with upper limb spasticity.

2021 Financial Outlook

Revance reiterates its financial guidance provided in February 2021. The company expects 2021 GAAP operating expenses to be $375 million to $390 million and non-GAAP operating expenses, which exclude costs of revenue, depreciation and amortization and stock-based compensation to be $270 million to $285 million. Revance expects 2021 non-GAAP research and development expense to be $95 million to $105 million. With the current cash, cash equivalents and short-term investments, management projects that the company is funded into 2024.

Conference Call

Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on August 5, 2021 to discuss the results and provide a business and pipeline update. Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 9755488; or from the webcast link in the investor relations section of the company's website at: www.revance.com.

A replay of the call will be available beginning August 5, 2021, at 4:30 p.m. PT / 7:30 p.m. ET to August 6, 2021 at 4:30 p.m. PT / 7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 9755488. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.

About Revance

Revance is a biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and is pursuing U.S. regulatory approval. Revance is also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow's feet, as well as in two therapeutic indications - cervical dystonia and adult upper limb spasticity. To accompany DaxibotulinumtoxinA for Injection, Revance owns a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to the RHA® Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the HintMD fintech platform, which includes integrated smart payment, subscription and loyalty digital services. Revance has also partnered with Viatris (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.

BOTOX® is a registered trademark of Allergan, Inc.

Forward-Looking Statements

Any statements in this press release that are not statements of historical fact, including statements related to Revance’s financial outlook, milestone expectations, expected cash runway and financial performance; statements about our ability to obtain, and the timing relating to, regulatory approval and meetings with respect to our drug product candidates, including with respect to DaxibotulinumtoxinA for Injection in glabellar lines and in therapeutic indications; the outcome of the FDA’s inspection of the Northern California manufacturing facility; the rate and degree of commercial acceptance, opportunity and growth potential of Teoxane’s RHA® Collection of dermal fillers and the HintMD fintech platform, and our product candidates, if approved; the future standard for neuromodulator performance; the ability and timing for our partner, Teoxane SA, to obtain FDA approval for RHA® 1 for perioral (lip) lines; the process and timing of, and ability to complete, the current and anticipated future clinical development of our product candidates; the initiation, design, enrollment, submission, timing and results of our clinical studies; the commercial launch of the next-generation fintech platform; development of a biosimilar to BOTOX® with our partner, Viatris; the progress of our international partnerships; statements about our business strategy, timeline and other goals, plans and prospects, including our commercialization plans; and potential benefits of our drug product candidates and our technologies, including DaxibotulinumtoxinA for Injection, the RHA® Collection of dermal fillers and the fintech platform, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: the results, timing, costs, and completion of our research and development activities and regulatory approvals, including the continuing delay in the FDA’s approval of the BLA for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines, including as a result of observations made by the FDA during the site inspection or other reasons; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, clinical trials and other aspects of our business; our ability to manufacture supplies for our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; the risk that clinical trials may not have an effective design or generate positive results; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, the safety, commercial acceptance and the market, competition, size and growth potential of the RHA® Collection of dermal fillers, the HintMD fintech platform and our drug product candidates, if approved; our ability to successfully commercialize the RHA® Collection of dermal fillers, the HintMD fintech platform and our drug product candidates, if approved, and the timing and cost of commercialization activities; our ability to develop sales and marketing capabilities; the status of commercial collaborations; our ability to obtain funding for our operations; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and our financial performance, including future revenue, expenses and capital requirements. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-K filed with the SEC on February 25, 2021 and including, without limitation, our Form 10-Q for the quarter ended June 30, 2021, expected to be filed with the SEC on August 5, 2021. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include non-GAAP selling, general and administrative expenses, which excludes depreciation and amortization and stock-based compensation; non-GAAP R&D expense, which excludes depreciation and amortization and non-cash stock-based compensation; and total non-GAAP operating expense, which excludes costs of revenue, depreciation and amortization and stock-based compensation. Revance excludes costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs. The unavailable information could have a significant impact on the company’s GAAP financial results.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 626-589-1007
Jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Goodfuse:
Jenifer Slaw, 347-971-0906
jenifer.slaw@Goodfuse.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$167,634	$333,558
Short-term investments	168,662	102,947
Accounts receivable, net	641	1,829
Inventories	5,065	5,876
Prepaid expenses and other current assets	12,602	5,793
Total current assets	354,604	450,003
Property and equipment, net	21,092	17,499
Goodwill	146,964	146,964
Intangible assets, net	63,655	71,343
Operating lease right of use assets	46,334	29,632
Restricted cash	3,452	3,445
Other non-current assets	4,774	1,334
TOTAL ASSETS	$640,875	$720,220
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,176	$12,657
Accruals and other current liabilities	31,405	32,938
Deferred revenue, current	9,862	7,851
Operating lease liabilities, current	5,646	4,437
Derivative liability	3,159	3,081
Total current liabilities	58,248	60,964
Convertible senior notes	280,003	180,526
Deferred revenue, non-current	75,113	77,294
Operating lease liabilities, non-current	41,276	27,146
TOTAL LIABILITIES	454,640	345,930
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, par value $0.001 per share — 190,000,000 and 95,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 71,798,624 and 69,178,666 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	72	69
Additional paid-in capital	1,446,643	1,500,514
Accumulated other comprehensive loss	(2)	—
Accumulated deficit	(1,260,478)	(1,126,293)
TOTAL STOCKHOLDERS’ EQUITY	186,235	374,290
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$640,875	$720,220

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Product revenue	$17,039	$49	$28,686	$49
Collaboration revenue	1,394	250	2,905	308
Service revenue	371	—	512	—
Total revenue	18,804	299	32,103	357
Operating expenses:
Cost of product revenue (exclusive of amortization)	5,409	21	9,626	21
Cost of service revenue (exclusive of amortization)	17	—	17	—
Selling, general and administrative	50,598	29,606	99,603	50,830
Research and development	29,441	27,103	56,692	66,897
Amortization	3,676	674	6,514	674
Total operating expenses	89,141	57,404	172,452	118,422
Loss from operations	(70,337)	(57,105)	(140,349)	(118,065)
Interest income	85	964	182	2,455
Interest expense	(1,569)	(4,256)	(3,129)	(6,404)
Changes in fair value of derivative liability	(19)	(59)	(78)	(149)
Other expense, net	(357)	(134)	(462)	(260)
Loss before income taxes	(72,197)	(60,590)	(143,836)	(122,423)
Income tax provision	—	—	—	(100)
Net loss	(72,197)	(60,590)	(143,836)	(122,523)
Unrealized gain (loss) and adjustment on securities included in net loss	(2)	(407)	(2)	114
Comprehensive loss	$(72,199)	$(60,997)	$(143,838)	$(122,409)
Basic and diluted net loss	$(72,197)	$(60,590)	$(143,836)	$(122,523)
Basic and diluted net loss per share	$(1.07)	$(1.12)	$(2.15)	$(2.27)
Basic and diluted weighted-average number of shares used in computing net loss per share	67,462,413	54,257,320	67,051,902	54,062,678

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense
(In thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
SG&A expense:
GAAP SG&A expense	$50,598	$99,603
Adjustments:
Stock-based compensation	(7,288)	(14,569)
Depreciation and amortization	(919)	(1,851)
Non-GAAP SG&A expense	$42,391	$83,183

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
R&D expense:
GAAP R&D expense	$29,441	$56,692
Adjustments:
Stock-based compensation	(4,080)	(7,406)
Depreciation and amortization	(448)	(919)
Non-GAAP R&D expense	$24,913	$48,367

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
Operating expense:
GAAP operating expense	$89,141	$172,452
Adjustments:
Stock-based compensation	(11,368)	(21,975)
Depreciation and amortization	(5,043)	(9,284)
Costs of revenue (exclusive of amortization)	(5,426)	(9,643)
Non-GAAP operating expense	$67,304	$131,550